Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of Paramount Skydance Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Stephanie Kyoko McKinnon as each undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in each undersigned’s name, place and stead, in any and all capacities, to sign or cause to be signed electronically the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendments thereto, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite, necessary and advisable to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the dates set forth below.

/s/ Barbara M. Byrne Barbara M. Byrne	Director	February 19, 2026
/s/ Andrew Campion Andrew Campion	Director	February 21, 2026
/s/ Gerald J. Cardinale Gerald J. Cardinale	Director	February 21, 2026
/s/ Safra A. Catz Safra A. Catz	Director	February 19, 2026
/s/ Andrew Brandon-Gordon Andrew Brandon-Gordon	Director	February 19, 2026
/s/ Justin G. Hamill Justin G. Hamill	Director	February 19, 2026
/s/ Sherry Lansing Sherry Lansing	Director	February 19, 2026
/s/ Paul T. Marinelli Paul T. Marinelli	Director	February 19, 2026
/s/ Jeffrey Shell Jeffrey Shell	President and Director	February 19, 2026
/s/ John L. Thornton John L. Thornton	Director	February 19, 2026